UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2005

MGI PHARMA, INC.

(Exact name of registrant as specified in its charter)

Minnesota	0-10736	41-1364647
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

5775 West Old Shakopee Road, Suite 100, Bloomington, Minnesota 55437

(Address of principal executive offices)

Registrant’s telephone number, including area code: (952) 346-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into Material Definitive Agreements

On November 29, 2004 and January 18, 2005, MGI PHARMA, Inc. (the “Company”) entered into a Stock Option Agreement and a Termination Agreement, with Martin J. Duvall, the Company’s Senior Vice President, Commercial Operations. On January 31, 2005, the Company entered into a Stock Option Agreement and a Termination Agreement with James C. Hawley, the Company’s new Senior Vice President. Forms of the Incentive Stock Option Agreement and Non-Incentive Stock Option Agreement, a form of the Executive Officer Termination Agreement and the Termination Agreement with Mr. Hawley are being filed with the SEC as exhibits to this report.

Under the Stock Option Agreement with Mr. Duvall, the Company grants Mr. Duvall options to purchase 50,000 shares of the Company’s common stock, $.01 par value per share, at an exercise price of $26.75 per share. The options vest in four equal installments on a annual basis, starting on November 29, 2005. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable. The options terminate upon the seventh anniversary of the grant, or upon certain other events.

Under the Stock Option Agreement with Mr. Hawley, the Company grants Mr. Hawley options to purchase 50,000 shares of the Company’s common stock, $.01 par value per share, at an exercise price of $22.69 per share. The options vest in four equal installments on a annual basis, starting on January 31, 2006. The options were granted in tandem with limited stock appreciation rights, (each a “Limited Right”). Each Limited Right is exercisable for cash in lieu of the associated options only upon the occurrence of certain changes in control. A form of the Limited Stock Appreciation Right Grant Agreement is being filed with the SEC as an exhibit to this report. Upon the occurrence of certain defined accelerating events, these options would become immediately exercisable. The options terminate upon the seventh anniversary of the grant, or upon certain other events.

The Termination Agreements with Mr. Duvall and Mr. Hawley, which are similar to agreements signed with each of the Company’s executive officers, provides that, if either officer is terminated by the Company without “Cause” (as defined in the Termination Agreement) or leaves for “Good Reason” (as defined in the Termination Agreements) following a “Change in Control” (as defined in the Termination Agreements) of the Company, or in the case of Mr. Hawley, if he leaves the Company at any time prior to a Change in Control due to a mandatory relocation more than 50 miles from Bloomington, Minnesota, then (i) the officer will be entitled to receive a lump sum cash payment equal to 24 times his monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher), and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between him and the Company will terminate. The Termination Agreements also provide that if Mr. Duvall or Mr. Hawley receives payments under the agreement that would subject him to any federal excise tax due under Sections 280G and 4999 of the Code, then he will also receive a cash “gross-up” payment so that he will be in the same net after-tax position that he would have been in had such excise tax not been applied. Sections 280G and 4999 of the Code provide that if “parachute payments” (compensatory payments contingent on a change in control) made to a covered individual equal or exceed three times such individual’s “base amount” (average annual compensation over the five taxable years preceding the taxable year in which the change in control occurs), the excess of such parachute payments over such individual’s base amount will be subject to a 20% excise tax and will not be deductible by the Company. Under the Termination Agreements, “Change in Control” is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined in the Termination Agreement) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and “Good Reason” is defined to include a change in the officer’s responsibility or status, a reduction in salary or benefits or a mandatory relocation.

Section 2 – Financial Information

Item 2.02 Results of Operations and Financial Condition and

The following information is being “furnished” in accordance with General Instruction B.2. of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing:

On February 9, 2005, the Company issued a press release and held a conference call to report its results of operations and financial condition for the completed quarter and fiscal year ended December 31, 2004. The release is furnished as Exhibit 99.7 hereto and is incorporated herein by reference.

Section 5 – Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On February 9, 2005, the Company issued a press release announcing that on January 18, 2005, its Board of Directors appointed Richard J. Rodgers as Principal Accounting Officer (PAO) of the Company for the purposes of the Company’s reports to the Securities and Exchange Commission. The PAO role was previously performed by Nancy S. Evertz, who continues to serve as vice president, finance and administration at MGI PHARMA, INC.

Mr. Rodgers, age 38, joined the Company as Controller in March 2004. Prior to joining the Company he provided financial consulting services since December 2003 to a variety of companies, including MGI PHARMA, INC. Mr. Rodgers was Corporate Controller of MedSource Technologies from March to December 2003 and from 1997 until March 2003 served in various financial roles with ADC Telecommunications, Inc., including Controller, ADC Solitra from 1997 to 1998; Director of Finance, Wireless Division from 1998 to 2000; Director of Integration, BC Group from 2000 to 2001; and Assistant Corporate Controller from 2001 to 2003. Mr. Rodgers served a controller for several businesses from 1992 to 1997, following his public accounting experience with Arthur Anderson & Co. from 1989 to 1992.

Mr. Rodgers received his bachelor of science degree with a major in financial accounting from St. Cloud State University in 1990, he became a Certified Public Accountant (now inactive) in 1992 and subsequently received his masters in business administration with an emphasis in finance from the University of Minnesota’s Carlson School of Business in 2002.

There were no arrangements or understandings between Mr. Rodgers and any other persons pursuant to which Mr. Rodgers was selected as PAO of the Company. None of the Company’s current directors or executive officers has a family relationship with Mr. Rodgers.

On March 29, 2004, the Company entered into a Termination Agreement with Mr. Rodgers, which is being filed with the SEC as an exhibit to this report.

The Termination Agreement, which is similar to agreements signed with each of the Company’s director-level employees, provides that, if Mr. Rodgers is terminated by the Company without “Cause” (as defined in the Termination Agreement) or leaves for “Good Reason” (as defined in the Termination Agreement) following a “Change in Control” (as defined in the Termination Agreement) of the Company, then (i) he will be entitled to receive a lump sum cash payment equal to 18 times his monthly base salary (as in effect at the time of the Change in Control or the termination, whichever is higher), and payment of legal fees and expenses relating to the termination, and (ii) any noncompetition arrangement between him and the Company will terminate. Under the Termination Agreement, “Change in Control” is defined to include a change in control of the type required to be disclosed under Securities and Exchange Commission proxy rules, an acquisition by a person or group of 35% of the outstanding voting stock of the Company, a proxy fight or contested election which results in Continuing Directors (as defined in the Termination Agreement) not constituting a majority of the Board of Directors or another event which the majority of the Continuing Directors determines to be a change in control; “Cause” is defined as willful and continued failure to perform duties and obligations or willful misconduct materially injurious to the Company; and “Good Reason” is defined to include a change in the officer’s responsibility or status, a reduction in salary or benefits or a mandatory relocation.

Section 9– Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.1	Form of Executive Officer Termination Agreement.

99.2	Termination Agreement by and between MGI PHARMA, INC. and James C. Hawley dated as of January 18, 2004.

99.3	Termination Agreement by and between MGI PHARMA, INC. and Richard M. Rogers dated as of March 29, 2004.

99.4	Form of Incentive Stock Option Agreement.

99.5	Form of Non-Incentive Stock Option Agreement.

99.6	Form of Limited Stock Appreciation Right Grant Agreement.

99.7	Press Release dated February 9, 2005 of MGI PHARMA, INC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: February 9, 2005	MGI PHARMA, Inc.

	By:	/s/ William C. Brown
William C. Brown
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Form of Executive Officer Termination Agreement.

99.2	Termination Agreement by and between MGI PHARMA, INC. and James C. Hawley dated as of January 18, 2004.

99.3	Termination Agreement by and between MGI PHARMA, INC. and Richard M. Rogers dated as of March 29, 2004.

99.4	Form of Incentive Stock Option Agreement.

99.5	Form of Non-Incentive Stock Option Agreement.

99.6	Form of Limited Stock Appreciation Right Grant Agreement.

99.7	Press Release dated February 9, 2005 of MGI PHARMA, INC.